Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

December 31, 2019

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equity holders and unitholders – diluted for the year ending December 31, 2020, (3) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FOURTH QUARTER 2019 RESULTS

New York, NY - February 20, 2020 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Generated Net Income attributable to common shareholders of $83.6 million, or $0.33 per diluted common share.

•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $52.4 million, or $0.20 per diluted common share.

•	Raised net proceeds of approximately $71.0 million by issuing approximately 6.6 million common shares through the ATM program.

•	Disposed of 10 properties for an aggregate gross sale price of $172.7 million.

•	Acquired six industrial properties for an aggregate cost of $264.1 million.

•	Invested an aggregate of approximately $15.0 million in three new industrial development projects.

•	Completed 2.2 million square feet of new leases and lease extensions.

•	Declared a quarterly common share/unit dividend/distribution of $0.105 per share/unit, an increase of 2.4%.

•	Increased industrial portfolio to 81.5% of gross real estate assets.

Full Year 2019 Highlights

•	Generated Net Income attributable to common shareholders of $273.2 million, or $1.15 per diluted common share.

•	Generated Adjusted Company FFO of $196.6 million, or $0.80 per diluted common share.

•	Disposed of 22 properties for an aggregate gross sale price of $621.6 million.

•	Acquired 17 industrial properties for an aggregate cost of $703.8 million.

•	Invested an aggregate of $18.5 million in industrial development projects.

•	Increased total gross book value attributable to industrial assets from 71.2% to 81.5%.

•	Satisfied $199.2 million of secured debt at a weighted-average interest rate of 4.4%.

•	Extended the maturity of the revolving credit facility to 2023 and 2021 term loan to 2025, lowered the applicable margin rate and increased the commitment on the revolving credit facility, and swapped the LIBOR portion of the term loan interest rate to obtain a current fixed interest rate of 2.732% per annum.

•	Completed 6.4 million square feet of new leases and lease extensions, raising renewal Base Rents by 7.5%.

Subsequent Events

•	Acquired four industrial properties for an aggregate gross cost of approximately $195.0 million.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented “Our excellent fourth quarter execution raised overall 2019 investment activity to more than $700 million of high-quality industrial assets. Further, property sales exceeded $620 million, and leasing volume was approximately six million square feet. Adding to our growth opportunities, we invested approximately $15 million during the quarter in three new development projects. We were also active on the capital markets front during the quarter, raising net proceeds of $71 million through our ATM program.

We continue to focus on becoming a single-tenant industrial REIT, having made tremendous progress thus far in repositioning our portfolio. At year-end, our industrial exposure represented nearly 82% of gross book value, and we are well-positioned to grow our industrial portfolio to 90% or more of gross book value by year-end 2020. As a result of all of these positive developments, we announced early in the fourth quarter an increase in our annualized dividend to $0.42 per share, with the intent of raising it steadily each year moving forward, subject to Board approval.”

FINANCIAL RESULTS

Revenues

For the quarter ended December 31, 2019, total gross revenues were $83.0 million, compared with total gross revenues of $88.2 million for the quarter ended December 31, 2018. The decrease was primarily attributable to a decrease in revenue due to property sales, partially offset by 2019 and 2018 property acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended December 31, 2019, net income attributable to common shareholders was $83.6 million, or $0.33 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2018 of $23.8 million, or $0.10 per diluted share.

Adjusted Company FFO

For the quarter ended December 31, 2019, Lexington generated Adjusted Company FFO of $52.4 million, or $0.20 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2018 of $53.7 million, or $0.22 per diluted share.

Dividends/Distributions

As previously announced, during the fourth quarter of 2019, Lexington declared its quarterly common share/unit dividend/distribution for the quarter ended December 31, 2019 of $0.105 per common share/unit, an increase of 2.4%, which was paid on January 15, 2020 to common shareholders/unitholders of record as of December 31, 2019. Lexington previously declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2019, which was paid February 18, 2020 to Series C Preferred shareholders of record as of January 31, 2020.

TRANSACTIONS

ACQUISITION TRANSACTIONS

Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial - warehouse/distribution	Greenville/Spartanburg, SC	196,000	$16,817	5
Industrial - warehouse/distribution	Greenville/Spartanburg, SC	177,320	15,583	6
Industrial - warehouse/distribution	Phoenix, AZ	186,336	21,020	7
Industrial - warehouse/distribution	Phoenix, AZ	801,424	67,079	11
Industrial - warehouse/distribution	Chicago, IL	1,034,200	49,348	10
Industrial - warehouse/distribution	Greenville/Spartanburg, SC	1,318,680	94,233	15
		3,713,960	$264,080

Including fourth quarter acquisition activity, consolidated 2019 acquisition activity totaled $703.8 million at aggregate weighted-average GAAP and cash capitalization rates of 5.8% and 5.4%, respectively.

DEVELOPMENT PROJECTS

Project (% owned)	Market	Property Type	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 12/31/2019 ($000)(1)	Lexington Amount Funded as of 12/31/2019 ($000)	Estimated Completion Date
Consolidated:
Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$10,088	$7,687	4Q 20
Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	3,225	2,805	1Q 21
				$74,112	$13,313	$10,492

Non-consolidated:
ETNA Park 70 (90%)(2)	Columbus, OH	Industrial	TBD	TBD	$8,352	$8,644	TBD
ETNA Park 70 East (90%)(2)	Columbus, OH	Industrial	TBD	TBD	4,310	4,351	TBD
					$12,662	$12,995

1.	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
2.	Plans and specifications for completion have not been completed and the estimated square footage, project cost and completion date cannot be determined.

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income (Loss)(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Home Depot	Danville, VA	Other	$4,650	$205	$276	October	100%
Vacant	Watertown, NY	Other	500	(240)	(244)	October	0%
Multi-Tenant	Indianapolis, IN	Office	8,640	1,212	1,665	November	21%
Multi-Tenant	Farmers Branch, TX	Office	30,874	844	1,777	November	88%
Vacant	Fairlea, WV	Other	390	(85)	(86)	November	0%
Faurecia	Auburn Hills, MI	Office	48,363	1,695	3,361	December	100%
Multi-Tenant	Houston, TX	Office	20,041	(613)	(477)	December	66%
Cummins	Columbus, IN	Office	46,915	2,413	4,868	December	100%
Mimeo	Memphis, TN	Industrial	4,050	398	459	December	77%
Alstom Power	Midlothian, VA	Office	8,300	1,654	1,881	December	100%
			$172,723	$7,483	$13,480

1.	Generally, quarterly period prior to sale annualized, excluding impairment charges.

Including fourth quarter disposition activity, consolidated 2019 property disposition volume totaled $621.6 million at aggregate weighted-average GAAP and cash capitalization rates of 6.4% and 5.6%, respectively.

LEASING

During the fourth quarter of 2019, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Antioch	TN	Wirtgen	12/2019	12/2021	73,500
2	Laurens	SC	Michelin	03/2020	01/2021	1,164,000
3	Austell	GA	Mars Wrigley	05/2020	05/2025	604,852
3	Total industrial lease extensions					1,842,352

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Industrial
1	Tampa	FL	RC Moore	02/2023	229,605
1	Total industrial new leases				229,605

	Office
1	Phoenix	AZ	Valor IT	07/2025	10,785
2	Lenexa	KS	Quest Diagnostics	06/2030	77,484
2	Total office new leases				88,269

3	Total new leases				317,874

6	TOTAL NEW AND EXTENDED LEASES				2,160,226

1.	Leases greater than 10,000 square feet.

As of December 31, 2019, Lexington's portfolio was 97.0% leased.

BALANCE SHEET/CAPITAL MARKETS

In the fourth quarter of 2019, Lexington issued approximately 6.6 million common shares under its ATM program raising net proceeds of approximately $71.0 million.

In the fourth quarter of 2019, Lexington satisfied $22.0 million of non-recourse debt. In addition, Lexington assumed $41.9 million of non-recourse debt in connection with the acquisition of a property in the Phoenix, Arizona market. The non-recourse debt has a fixed interest rate of 4.29% and matures in 2031.

As of December 31, 2019, Lexington did not have an outstanding balance under its unsecured revolving credit facility.

2020 EARNINGS GUIDANCE

Lexington estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2020 will be within an expected range of $0.95 to $0.98. Lexington estimates that its Adjusted Company FFO for the year ended December 31, 2020 will be within an expected range of $0.74 to $0.77 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2019 CONFERENCE CALL

Lexington will host a conference call today February 20, 2020, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2019. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through May 20, 2020, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada); pin code for all replay numbers is 10138613. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

 ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2020, (3) the successful consummation of any lease, acquisition, build-to-suit, development project, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Gross revenues:
Rental revenue	$81,564	$87,251	$320,622	$395,339
Other revenue	1,472	932	5,347	1,632
Total gross revenues	83,036	88,183	325,969	396,971
Expense applicable to revenues:
Depreciation and amortization	(35,977)	(38,498)	(147,594)	(168,191)
Property operating	(11,052)	(9,614)	(42,018)	(42,675)
General and administrative	(7,133)	(7,763)	(30,785)	(31,662)
Non-operating income	335	893	2,262	1,859
Interest and amortization expense	(14,380)	(16,656)	(65,095)	(79,880)
Debt satisfaction gains (charges), net	10	(368)	(4,517)	(2,596)
Impairment charges	(2,974)	(4,953)	(5,329)	(95,813)
Gains on sales of properties	74,227	13,336	250,889	252,913
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	86,092	24,560	283,782	230,926
Provision for income taxes	(271)	(402)	(1,379)	(1,728)
Equity in earnings (losses) of non-consolidated entities	(398)	1,516	2,890	1,708
Net income	85,423	25,674	285,293	230,906
Less net income attributable to noncontrolling interests	(192)	(266)	(5,383)	(3,491)
Net income attributable to Lexington Realty Trust shareholders	85,231	25,408	279,910	227,415
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(85)	(40)	(395)	(287)
Net income attributable to common shareholders	$83,574	$23,796	$273,225	$220,838
Net income attributable to common shareholders – per common share basic	$0.34	$0.10	$1.15	$0.93
Weighted-average common shares outstanding – basic	248,943,975	233,963,608	237,642,048	236,666,375
Net income attributable to common shareholders – per common share diluted	$0.33	$0.10	$1.15	$0.93
Weighted-average common shares outstanding – diluted	252,939,590	238,292,912	237,934,515	240,810,990

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31,

(In thousands, except share and per share data)

	2019	2018
	(unaudited)
Assets:
Real estate, at cost	$3,320,574	$3,090,134
Real estate - intangible assets	409,756	419,612
Investments in real estate under construction	13,313	—
Real estate, gross	3,743,643	3,509,746
Less: accumulated depreciation and amortization	887,629	954,087
Real estate, net	2,856,014	2,555,659
Assets held for sale	—	63,868
Operating lease right-of-use assets, net	38,133	—
Cash and cash equivalents	122,666	168,750
Restricted cash	6,644	8,497
Investments in non-consolidated entities	57,168	66,183
Deferred expenses, net	18,404	15,937
Rent receivable – current	3,229	3,475
Rent receivable – deferred	66,294	58,692
Other assets	11,708	12,779
Total assets	$3,180,260	$2,953,840

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$390,272	$570,420
Term loans payable, net	297,439	298,733
Senior notes payable, net	496,870	496,034
Trust preferred securities, net	127,396	127,296
Dividends payable	32,432	48,774
Liabilities held for sale	—	386
Operating lease liabilities	39,442	—
Accounts payable and other liabilities	29,925	30,790
Accrued interest payable	7,897	4,523
Deferred revenue - including below market leases, net	20,350	20,531
Prepaid rent	13,518	9,675
Total liabilities	1,455,541	1,607,162

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 254,770,719 and 235,008,554 shares issued and outstanding in 2019 and 2018, respectively	25	24
Additional paid-in-capital	2,976,670	2,772,855
Accumulated distributions in excess of net income	(1,363,676)	(1,537,100)
Accumulated other comprehensive income (loss)	(1,928)	76
Total shareholders’ equity	1,705,107	1,329,871
Noncontrolling interests	19,612	16,807
Total equity	1,724,719	1,346,678
Total liabilities and equity	$3,180,260	$2,953,840

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$83,574	$23,796	$273,225	$220,838

Weighted-average common shares outstanding - basic	248,943,975	233,963,608	237,642,048	236,666,375

Net income attributable to common shareholders - per common share basic	$0.34	$0.10	$1.15	$0.93

Diluted:
Net income attributable to common shareholders - basic	$83,574	$23,796	$273,225	$220,838
Impact of assumed conversions	(34)	21	—	2,528
Income from continuing operations attributable to common shareholders	$83,540	$23,817	$273,225	$223,366

Weighted-average common shares outstanding - basic	248,943,975	233,963,608	237,642,048	236,666,375
Effect of dilutive securities:
Unvested share-based payment awards and options	639,178	723,120	292,467	528,495
Operating Partnership Units	3,356,437	3,606,184	—	3,616,120
Weighted-average common shares outstanding - diluted	252,939,590	238,292,912	237,934,515	240,810,990

Net income attributable to common shareholders - per common share diluted	$0.33	$0.10	$1.15	$0.93

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$83,574	$23,796	$273,225	$220,838
Adjustments:
Depreciation and amortization	35,323	37,819	144,792	164,261
Impairment charges - real estate	2,974	4,953	5,329	95,813
Noncontrolling interests - OP units	(34)	22	4,376	2,528
Amortization of leasing commissions	654	679	2,802	3,930
Joint venture and noncontrolling interest adjustment	2,249	2,567	9,449	4,063
Gains on sales of properties, including non-consolidated entities and net of tax	(74,211)	(14,821)	(255,048)	(254,269)
FFO available to common shareholders and unitholders - basic	50,529	55,015	184,925	237,164
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	85	40	395	287
FFO available to all equityholders and unitholders - diluted	52,186	56,627	191,610	243,741
Debt satisfaction (gains) charges, net, including non-consolidated entities	(9)	368	4,773	2,596
Other(1)	202	(3,305)	202	(10,038)
Adjusted Company FFO available to all equityholders and unitholders - diluted	52,379	53,690	196,585	236,299

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line rents	(3,656)	(4,722)	(14,502)	(20,968)
Lease incentives	293	227	1,191	1,686
Amortization of above/below market leases	(269)	(28)	(443)	285
Lease termination payments, net	25	(309)	(1,095)	(1,234)
Non-cash interest, net	563	854	2,709	4,209
Non-cash charges, net	1,577	1,611	6,410	6,810
Tenant improvements	(2,885)	(1,608)	(7,817)	(8,271)
Lease costs	(3,743)	(1,448)	(14,367)	(4,522)
Joint venture and non-controlling interest adjustment	(63)	(449)	(3,794)	(505)
Company Funds Available for Distribution	$44,221	$47,818	$164,877	$213,789

Per Common Share and Unit Amounts
Basic:
FFO	$0.20	$0.23	$0.77	$0.99

Diluted:
FFO	$0.20	$0.23	$0.78	$0.99
Adjusted Company FFO	$0.20	$0.22	$0.80	$0.96

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	248,943,975	233,963,608	237,642,048	236,666,375
Operating partnership units(2)	3,356,437	3,606,184	3,490,147	3,616,120
Weighted-average common shares outstanding - basic FFO	252,300,412	237,569,792	241,132,195	240,282,495

Diluted:
Weighted-average common shares outstanding - diluted EPS	252,939,590	238,292,912	237,934,515	240,810,990
Unvested share-based payment awards	36,516	—	22,813	—
Operating partnership units(1)	—	—	3,490,147	—
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	257,686,676	243,003,482	246,158,045	245,521,560

(1)	"Other" primarily consisted of transaction related costs in 2019 and the acceleration of below-market lease intangible accretion in 2018.

(2)	Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

2020 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2020
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.95	$0.98
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(0.83)	(0.83)
Estimated Adjusted Company FFO per diluted common share	$0.74	$0.77

(1)	Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2019 Fourth Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Property Type	Market		Square Feet	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Industrial - Warehouse/distribution	Greenville/Spartanburg	SC	196,000	$16,817	October	01/2024
2	Industrial - Warehouse/distribution	Greenville/Spartanburg	SC	177,320	15,583	October	04/2025
3	Industrial - Warehouse/distribution	Phoenix	AZ	186,336	21,020	October	09/2026
4	Industrial - Warehouse/distribution	Phoenix	AZ	801,424	67,079	November	09/2030
5	Industrial - Warehouse/distribution	Chicago	IL	1,034,200	49,348	December	09/2029
6	Industrial - Warehouse/distribution	Greenville/Spartanburg	SC	1,318,680	94,233	December	12/2034
6	TOTAL PROPERTY INVESTMENTS			3,713,960	$264,080

CAPITAL RECYCLING

PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	Home Depot	Danville	VA	Other	$4,650	$205	$276	October	100%	$-
2	Vacant	Watertown	NY	Other	500	(240)	(244)	October	0%	4.14
3	Multi-Tenant	Indianapolis	IN	Office	8,640	1,212	1,665	November	21%	61.26
4	Multi-Tenant	Farmers Branch	TX	Office	30,874	844	1,777	November	88%	170.50
5	Vacant	Fairlea	WV	Other	390	(85)	(86)	November	0%	4.29
6	Faurecia	Auburn Hills	MI	Office	48,363	1,695	3,361	December	100%	173.97
7	Multi-Tenant	Houston	TX	Office	20,041	(613)	(477)	December	66%	128.96
8	Cummins	Columbus	IN	Office	46,915	2,413	4,868	December	100%	120.26
9	Mimeo	Memphis	TN	Industrial	4,050	398	459	December	77%	28.91
10	Alstom Power	Midlothian	VA	Office	8,300	1,654	1,881	December	100%	83.79
10	TOTAL PROPERTY DISPOSITIONS				$172,723	$7,483	$13,480

Footnotes
(1)	Generally, quarterly period prior to sale annualized, excluding impairment charges.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

15

LEXINGTON REALTY TRUST

DEVELOPMENT PROJECTS

12/31/2019

  DEVELOPMENT PROJECTS

						GAAP	Lexington
					Estimated	Investment Balance	Amount Funded	Estimated
	Project		Property	Estimated	Project Cost	as of 12/31/19	as of 12/31/19	Completion
	(% owned)	Market	Type	Sq. Ft.	($000)	($000) (1)	($000)	Date
	Consolidated
1	Fairburn (90%)	Atlanta, GA	Industrial	910,000	$53,812	$10,088	$7,687	4Q 2020
2	Rickenbacker (100%)	Columbus, OH	Industrial	320,000	20,300	3,225	2,805	1Q 2021
2	Total Consolidated Development				$74,112	$13,313	$10,492

	Non - Consolidated
1	Etna Park 70 (90%) (2)	Columbus, OH	Industrial	TBD	TBD	$8,352	$8,644	TBD
2	Etna Park 70 East (90%) (2)	Columbus, OH	Industrial	TBD	TBD	4,310	4,351	TBD
2	Total Non-Consolidated Development					$12,662	$12,995

4	Total Development Projects					$25,975	$23,487

Footnotes
(1)	GAAP investment balance is in real estate under construction for consolidated projects and in investments in non-consolidated entities for non-consolidated projects.
(2)	Plans and specifications for completion have not been completed and the estimated square footage, project cost and completion date cannot be determined.

16

LEXINGTON REALTY TRUST

2019 Fourth Quarter Financing Summary

DEBT RETIRED

	Location	Tenant	Property Type	Face / Satisfaction ($000)	Rate	Maturity Date
1	Oakland, ME	T-Mobile USA	Office	$7,939	5.930%	10/2020
2	Lenexa, KS	Quest Diagnostics	Office	7,777	6.270%	12/2019
3	Lavonia, GA	TI Automotive	Industrial	6,297	5.460%	12/2020

3	Total Mortgage Debt			$22,013

PROPERTY LEVEL FINANCING (1)

Location	Tenant (3)	Property Type	Face ($000)	Fixed Rate	Maturity Date
Goodyear, AZ (2)	Undisclosed	Industrial	$41,877	4.290%	08/2031

Footnotes
(1)	Also, a 20% owned joint venture incurred an additional $7.3 million of secured debt.
(2)	Assumed mortgage at acquisition.
(3)	Lease restricts certain disclosures.

17

LEXINGTON REALTY TRUST

2019 Fourth Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (1)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(2)(3)	Prior Cash Base Rent Per Annum ($000)(3)
	Industrial
1	Wirtgen	Antioch	TN	12/2019	12/2021	73,500	$184	$216	$184	$216
2	Michelin	Laurens	SC	03/2020	01/2021	1,164,000	3,594	3,594	3,594	3,594
3	Mars Wrigley	Austell	GA	05/2020	05/2025	604,852	4,406	2,590	4,235	3,587

3	Total Industrial Lease Extensions					1,842,352	$8,184	$6,400	$8,013	$7,397

3	TOTAL EXTENDED LEASES					1,842,352	$8,184	$6,400	$8,013	$7,397

NEW LEASES

	Tenant (1)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	New Cash Base Rent Per Annum ($000)(2)(3)
	Industrial
1	RC Moore (4)	Tampa	FL	02/2023	229,605	$1,152	$1,160

1	Total Industrial New Leases				229,605	$1,152	$1,160

	Office
1	Valor IT	Phoenix	AZ	07/2025	10,785	$215	$187
2	Quest Diagnostics (5)	Lenexa	KS	06/2030	77,484	1,013	1,103

2	Total Office New Leases				88,269	$1,228	$1,290

3	TOTAL NEW LEASES				317,874	$2,380	$2,450

6	TOTAL NEW AND EXTENDED LEASES				2,160,226	$10,564	$10,463

18

LEXINGTON REALTY TRUST

2019 Fourth Quarter Leasing Summary

NEW VACANCY (6)

			Prior Lease		2019	2019
			Expiration		Base Rent	Cash Rent
Former Tenant	Location		Date	Sq. Ft.	($000)(3)	($000)(3)
Industrial
Michelin	Moody	AL	12/2019	595,346	$1,408	$1,450

Footnotes
(1)	Leases greater than 10,000 square feet.
(2)	Assumes twelve months rent from the later of 1/1/20 or lease commencement/extension, excluding free rent periods as applicable.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Prior tenant terminated lease 12/11/19; new tenant (RC Moore) will lease building effective 1/1/20.
(5)	Previous tenant lease expired and sub-lease tenant (Quest Diagnostics) entered into a direct lease.
(6)	Excludes multi-tenant properties, disposed properties and non-consolidated investments.

19

LEXINGTON REALTY TRUST

Other Revenue Data

12/31/2019

($000)

Other Revenue Data

	Base Rent
	Twelve months ended
Asset Class	12/31/19 (1)	12/31/19 Percentage	12/31/18 Percentage
Industrial	$194,485	75.5%	65.4%
Office/Other	63,274	24.5%	34.6%
	$257,759	100.0%	100.0%

	Base Rent
	Twelve months ended
Credit Ratings (2)	12/31/19 (1)	12/31/19 Percentage	12/31/18 Percentage
Investment Grade	$125,509	48.7%	39.1%
Non-Investment Grade	60,016	23.3%	19.0%
Unrated	72,234	28.0%	41.9%
	$257,759	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 12/31/19	As of 12/31/18
	8.4 years	8.9 years

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2020	$279,385	$265,202	$(14,183)
2021	259,213	250,661	(8,552)

Footnotes

(1)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated properties owned as of 12/31/2019.
(2)	Credit ratings are based upon either tenant, guarantor or parent/ultimate parent. Historical comparison was not adjusted for subsequent tenant entity changes and multi-tenant was generally reflected as unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 12/31/2019, and (3) no properties are sold or acquired after 12/31/2019.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

12/31/2019

($000)

Same-Store NOI (1)

	Twelve months ended December 31,
	2019	2018
Total Cash Base Rent	$214,081	$216,563
Tenant Reimbursements	22,044	17,791
Property Operating Expenses	(28,226)	(22,924)
Same-Store NOI	$207,899	$211,430

Change in Same-Store NOI (2)	(1.7)%

Same-Store Percent Leased (3)	As of 12/31/19	As of 12/31/18
	96.7%	98.5%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis excluding properties acquired and sold in 2019 and 2018 and properties subject to mortgage loans in default at December 31, 2019.
See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Change in Same-Store NOI was breakeven excluding single-tenant property vacancies.
(3)	Excludes properties acquired or sold in 2019 and 2018 and properties subject to mortgage loans in default at December 31, 2019.
(4)	Based on twelve months consolidated Cash Base Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of December 31, 2019. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

12/31/2019

($000, except square footage)

Asset Class	YE 2017 (1)	YE 2018 (1)(2)	YE 2019
Industrial
% of Cost (3)	49.3%	71.2%	81.5%
% of ABR (4)	44.3%	65.4%	75.5%
% Leased	99.9%	96.3%	97.9%
Wtd. Avg. Lease Term (5)	10.5	9.7	8.3
Mortgage Debt	$193,529	$206,006	$109,939
% Investment Grade (4)	28.4%	31.6%	45.9%
Square Feet	36,071,422	41,447,962	48,742,014

Office/Other
% of Cost (3)	50.7%	28.8%	18.5%
% of ABR (4)(6)	55.7%	34.6%	24.5%
% Leased	96.0%	87.1%	85.8%
Wtd. Avg. Lease Term (5)	7.9	7.2	8.5
Mortgage Debt	$503,539	$369,508	$283,933
% Investment Grade (4)	49.4%	53.2%	57.3%
Square Feet	12,542,640	6,111,588	3,876,294

Construction in progress (7)	$4,219	$1,840	$15,208

Footnotes

(1)	Office and Other properties combined.
(2)	Pataskala, Ohio property reclassed to Industrial from Office/Other.
(3)	Based on gross book value of real estate assets; excludes held for sale assets.
(4)	Percentage of Base Rent, for consolidated properties owned as of each respective period.
(5)	Cash basis.
(6)	YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(7)	Includes development classified as real estate under construction on a consolidated basis.

LEXINGTON REALTY TRUST

Portfolio Composition

12/31/2019

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 12/31/2019.
(2)	Based on gross book value of real estate assets as of 12/31/2019, 12/31/2018 and 12/31/2017, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST

Components of Net Asset Value

12/31/2019

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties twelve month net operating income (NOI) (1)
Industrial	$167,797
Office/Other	57,891
Total Net Operating Income	$225,688

Lexington's share of non-consolidated twelve month NOI (1)
NNN OFFICE JV
Office	$10,312
OTHER JV
Other	$1,490

Other income
Advisory fees	$3,918

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2019	$690,720
Wholly-owned assets less than 70% leased	$42,391

Add other assets:
Construction in progress	$1,895
Developable land	12,995
Development investment at cost incurred	10,492
Cash and cash equivalents	122,666
Restricted cash	6,644
Accounts receivable	3,229
Other assets	11,708
Total other assets	$169,629

Liabilities:
Corporate level debt (face amount)	$929,120
Mortgages and notes payable (face amount)	393,872
Dividends payable	32,432
Accounts payable, accrued expenses and other liabilities	51,340
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages (face amount)	89,418
Total deductions	$1,592,952

Common shares & OP units at 12/31/2019	257,956,216

Footnotes

(1)	NOI for the existing property portfolio at December 31, 2019, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2019. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Consolidated Portfolio Concentration

12/31/2019

	Markets (1)	Percent of Base Rent as of 12/31/19 (2)
1	Houston, TX	11.4%
2	Memphis, TN	7.1%
3	New York, NY	4.3%
4	Atlanta, GA	4.1%
5	Detroit, MI	4.0%
6	Nashville, TN	3.8%
7	Dallas, TX	3.5%
8	Philadelphia, PA	2.9%
9	San Jose, CA	2.6%
10	Jackson, MS	2.4%
11	St. Louis, MO	2.4%
12	Phoenix, AZ	2.2%
13	Cincinnati, OH	2.1%
14	Columbus, OH	1.9%
15	Kansas City, MO	1.7%
16	Champaign, IL	1.6%
17	Charlotte, NC	1.6%
18	Spartanburg, SC	1.6%
19	Jackson, TN	1.5%
20	Richmond, VA	1.5%
	Total Consolidated Portfolio Concentration (3)	64.1%

Footnotes
(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(2)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated properties owned as of 12/31/2019.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

12/31/2019

	Markets (1)	Percent of Base Rent as of 12/31/19 (2)
1	Memphis, TN	9.5%
2	Houston, TX	7.4%
3	Detroit, MI	5.3%
4	Atlanta, GA	5.1%
5	Nashville, TN	5.0%
6	Jackson, MS	3.2%
7	St. Louis, MO	3.2%
8	Cincinnati, OH	2.7%
9	New York, NY	2.6%
10	Dallas, TX	2.6%
11	Columbus, OH	2.5%
12	Champaign, IL	2.2%
13	Spartanburg, SC	2.1%
14	Jackson, TN	2.0%
15	Richmond, VA	2.0%
16	Winchester, VA	2.0%
17	Greenville, SC	1.9%
18	Chicago, IL	1.9%
19	Indianapolis, IN	1.8%
20	Shreveport, LA	1.8%
	Total Industrial Portfolio Concentration (3)	66.7%

Footnotes
(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(2)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated industrial properties owned as of 12/31/2019.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

12/31/2019

	Markets (1)	Percent of Base Rent as of 12/31/19 (2)
1	Houston, TX	23.6%
2	San Jose, CA	10.5%
3	Philadelphia, PA	10.1%
4	New York, NY	9.3%
5	Charlotte, NC	6.5%
6	Dallas, TX	6.3%
7	Washington, DC	4.9%
8	Kansas City, MO	4.8%
9	Phoenix, AZ	3.9%
10	Miami, FL	3.5%
11	Sarasota, FL	3.0%
12	Baton Rouge, LA	1.8%
13	McAllen, TX	1.6%
14	Augusta, ME	1.5%
15	Orlando, FL	1.4%
16	Knoxville, TN	1.4%
17	Atlanta, GA	1.3%
18	Baltimore, MD	1.0%
19	Florence, SC	0.9%
20	Tucson, AZ	0.9%
	Total Office/Other Portfolio Concentration (3)	98.3%

Footnotes
(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(2)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated office/other properties owned as of 12/31/2019.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

12/31/2019

Printing/Production, 1.3%
Other, 0.8%
Retail Department, 1.4%
Aerospace/Defense, 1.4%
Technology, 2.4%
Apparel, 2.9%
Automotive, 25.6%
Specialty, 5.4%
Construction/Materials, 8.4%
Transportation/Logistics, 9.2%
Consumer Products, 21.8%
Food, 19.4%

Footnotes

(1)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated properties owned as of 12/31/2019.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Office/Other Assets (1)

12/31/2019

Construction/Materials, 2.0%
Other, 0.8%
Healthcare, 3.5%
Printing/Production, 3.5%
Consumer Products, 23.6%
Energy, 6.0%
Telecommunications, 7.4%
Aerospace/Defense, 11.0%
Finance/Insurance, 13.9%
Technology, 14.3%
Service, 14.0%

Footnotes

(1)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated properties owned as of 12/31/2019.

LEXINGTON REALTY TRUST

Top 15 Tenants

12/31/2019

Top 15 Tenants

Tenants (1)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 12/31/2019 ($000)	Percent of Base Rent as of 12/31/2019 ($000) (2)(4)
Dow	Office	2036	1	664,100	1.3%	$14,850	5.9%
Nissan	Industrial	2027	2	2,971,000	5.8%	12,760	5.0%
Dana	Industrial	2021-2026	7	2,053,359	4.0%	9,941	3.9%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.1%	7,139	2.8%
Watco	Industrial	2038	1	132,449	0.3%	6,773	2.7%
Xerox	Office	2023	1	202,000	0.4%	6,642	2.6%
Morgan Lewis (6)	Office	2024	1	289,432	0.6%	5,655	2.2%
Amazon	Industrial	2026-2030	3	2,515,492	4.9%	5,637	2.2%
Undisclosed (5)	Industrial	2023-2027	3	2,132,290	4.2%	5,527	2.2%
FedEx	Industrial	2023 & 2028	2	292,021	0.6%	5,479	2.2%
Hamilton Beach	Industrial	2021 & 2026	2	1,645,436	3.2%	4,948	2.0%
Asics	Industrial	2030	1	855,878	1.7%	4,388	1.7%
Spitzer	Industrial	2035	2	449,895	0.9%	4,344	1.7%
Vista Outdoor	Industrial	2034	1	813,126	1.6%	4,195	1.7%
Wells Fargo	Office	2024	2	338,301	0.7%	4,101	1.6%
			32	16,445,162	32.2%	$102,379	40.5%

Footnotes
(1)	Tenant, guarantor or parent.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Excludes vacant square feet.
(4)	Twelve months ended 12/31/2019 Base Rent recognized for consolidated properties owned as of 12/31/2019, excluding rent from prior tenants.
(5)	Lease restricts certain disclosures.
(6)	Includes parking operations.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Industrial Properties

12/31/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 12/31/2019	Percent of Base Rent as of 12/31/2019	Percent of Base Rent as of 12/31/2018
2020	4	$5,363	2.8%	6.2%
2021	13	18,136	9.4%	6.3%
2022	2	1,907	1.0%	0.7%
2023	8	7,468	3.9%	1.1%
2024	16	19,168	9.9%	7.0%
2025	13	15,476	8.0%	6.7%
2026	11	18,392	9.5%	7.2%
2027	9	25,835	13.4%	13.4%
2028	4	11,855	6.2%	6.4%
2029	3	4,507	2.3%	2.0%
Thereafter	25	64,634	33.5%	39.6%
Total (1)	108	$192,741	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Office/Other Properties

12/31/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 12/31/2019	Percent of Base Rent as of 12/31/2019	Percent of Base Rent as of 12/31/2018
2020	30	$2,643	4.3%	4.8%
2021	9	7,451	12.1%	16.6%
2022	3	4,837	7.9%	5.3%
2023	3	7,201	11.7%	8.4%
2024	5	9,180	14.9%	13.0%
2025	5	3,320	5.4%	3.7%
2026	0	-	0.0%	1.2%
2027	3	1,956	3.2%	6.4%
2028	0	-	0.0%	1.3%
2029	1	881	1.4%	6.8%
Thereafter	8	24,053	39.1%	21.0%
Total (1)	67	$61,522	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2020	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	--	ODW Logistics	772,450	1,347	1,347	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	5	Unilever	443,380	1,493	1,288	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	--	Geodis America	639,800	2,493	2,537	-	-
2021	1/31/2021	101 Michelin Dr.	Laurens	SC	--	Michelin	1,164,000	3,745	3,745	-	-
	3/31/2021	2455 Premier Row	Orlando	FL	--	Walgreen Co.	205,016	786	508	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	--	Kraft Heinz	344,700	1,422	1,451	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	--	Hamilton Beach	1,170,218	3,789	3,189	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	--	Ingram Micro	701,819	1,812	1,874	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	--	Dana	150,945	1,747	2,027	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	--	Quickie Manufacturing	423,280	1,356	1,459	-	-
	12/31/2021	191 Arrowhead Dr.	Hebron	OH	--	Owens Corning	250,410	573	573	-	-
		200 Arrowhead Dr.	Hebron	OH	--	Owens Corning	400,522	916	916	-	-
		3686 South Central Ave.	Rockford	IL	--	Pierce Packaging	93,000	321	321	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	--	Tire Rack	257,849	1,343	1,403	-	-
	8/31/2022	50 Tyger River Dr.	Duncan	SC	--	Plastic Omnium	221,833	564	336	-	-
2023	2/28/2023	3102 Queen Palm Dr.	Tampa	FL	8	RC Moore	229,605	1,081	1,303	-	-
		7670 Hacks Cross Rd.	Olive Branch	MS	--	MAHLE Industries	268,104	906	902	-	-
	5/31/2023	6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	151,691	344	330	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	--	Unis	257,835	1,231	1,199	-	-
		3737 Duncanville Rd.	Dallas	TX	--	Owens Corning	510,440	1,175	1,134	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	--	Carlstar	676,000	1,777	1,694	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	--	United Technologies	289,330	735	735	-	-
		675 Gateway Blvd.	Monroe	OH	--	Blue Buffalo	143,664	219	209	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	--	Continental Tire	741,880	2,286	2,383	-	-
		6495 Polk Ln.	Olive Branch	MS	13	Undisclosed	118,211	291	276	-	-
		70 Tyger River Dr.	Duncan	SC	--	BMW	408,000	1,367	1,310	-	-

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	1/31/2024	231 Apple Valley Road	Duncan	SC	13	Undisclosed	120,680	141	133	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	General Electric	851,370	2,658	2,648	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	--	United Technologies	993,685	1,798	1,739	-	-
		11555 Silo Dr.	Olive Branch	MS	--	Olam Cotton	927,742	1,681	1,258	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	--	Boeing	124,539	2,636	2,637	-	-
		7225 Goodson Rd.	Union City	GA	--	Interface Americas	370,000	745	698	-	-
	7/31/2024	5795 North Blackstock Road	Spartanburg	SC	--	Wal-Mart	341,660	1,672	1,623	-	-
		231 Apple Valley Road	Duncan	SC	13	Undisclosed	75,320	88	88	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	--	Caterpillar	309,400	1,215	1,204	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	--	Tower Automotive	311,612	1,591	1,542	-	-
		2115 East Belt Line Rd.	Carrollton	TX	--	L.E. Klein	58,202	229	153	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	--	Jacobson Warehouse	150,000	638	600	-	-
2025	4/30/2025	235 Apple Valley Road	Duncan	SC	13	Undisclosed	177,320	219	205	-	-
	5/31/2025	7875 White Road SW	Austell	GA	--	Mars Wrigley	604,852	1,407	1,853	-	-
	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	--	Dana	336,350	1,346	1,346	-	-
		4010 Airpark Dr.	Owensboro	KY	--	Metalsa / Dana	211,598	1,208	1,208	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	167,770	537	537	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	539,592	2,838	2,838	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	--	Metalsa / Dana	424,904	1,687	1,687	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	--	Boral Limited	420,597	1,798	2,391	5,763	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	--	Royal Appliance	458,000	2,061	2,101	-	-
		5352 Performance Way	Whitestown	IN	--	LaCrosse	380,000	1,250	1,091	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	--	Owens Corning	18,620	550	550	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	12	Heidelberg	500,500	2,537	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	--	Calsonic Kansei	310,000	1,288	1,286	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	--	Blue Buffalo	540,349	2,444	1,161	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	16	Kitchen Collection	475,218	1,159	1,164	-	-

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2026	9/30/2026	900 Industrial Blvd.	Crossville	TN	--	Dana	222,200	578	578	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Amazon.com	769,500	2,696	2,588	-	-
		9494 W. Buckeye Rd.	Tolleson	AZ	--	CHEP	186,336	236	218	-	-
	10/31/2026	10345 Philipp Pkwy.	Streetsboro	OH	--	L'Oreal USA	649,250	2,725	2,788	-	-
		5001 Greenwood Rd.	Shreveport	LA	--	Libbey	646,000	2,165	2,229	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	--	Estée Lauder	241,977	1,146	1,182	-	-
		736 Addison Rd.	Erwin	NY	--	Corning	408,000	1,418	1,425	-	-
2027	1/31/2027	27200 West 157th St.	New Century	KS	--	Amazon.com	446,500	1,240	1,090	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	--	Nissan	1,466,000	6,200	6,037	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	13	Undisclosed	849,275	2,994	2,822	-	-
		200 Sam Griffin Rd.	Smyrna	TN	--	Nissan	1,505,000	6,560	6,325	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	74,739	406	405	-	-
	8/31/2027	600 Gateway Blvd.	Monroe	OH	--	Hayneedle	994,013	1,227	1,004	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	--	McCormick	615,600	2,451	2,416	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	--	Kellogg	1,062,055	3,944	3,753	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	--	Hillman Group	264,598	813	813	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	--	Georgia-Pacific	1,121,120	3,737	3,458	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	FedEx	140,330	5,135	5,128	36,449	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	--	United States Cold Storage	296,972	2,170	2,160	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	--	Tenneco	246,508	813	743	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	--	Sephora	716,080	2,751	2,603	-	-
	9/30/2029	6255 East Minooka Road	Minooka	IL	--	Kellogg	1,034,200	16	14	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	--	IAC Group	276,782	1,740	1,671	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	--	Asics	855,878	4,388	4,174	-	-
	5/31/2030	359 Gateway Dr.	Lavonia	GA	--	TI Automotive	133,221	799	997	-	-
		4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Spectrum	1,017,780	3,460	2,739	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	14	Philip Morris	1,034,470	3,851	3,807	-	-

35

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2030	6/30/2030	700 Gateway Blvd.	Monroe	OH	--	Amazon.com	1,299,492	1,701	1,535	-	-
	9/30/2030	255 143rd Ave.	Goodyear	AZ	13	Undisclosed	801,424	389	351	41,877	08/2031
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	--	ARYZTA	188,166	3,640	3,463	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	13	Undisclosed	400,400	2,368	2,109	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	--	Vulcan	-	2,123	1,995	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	13	Undisclosed	500,023	2,567	2,424	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	--	Pacific Natural Foods	508,277	3,120	2,687	-	-
		26700 Bunert Rd.	Warren	MI	--	Lipari	260,243	3,883	3,499	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	--	Teasdale	298,653	1,297	1,021	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	--	Nicholas	180,235	2,557	2,328	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	--	Vista Outdoor	813,126	4,195	3,774	-	-
	12/31/2034	27 Inland Pkwy.	Greer	SC	13	Undisclosed	1,318,680	15	-	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	--	Spitzer	187,800	2,434	2,159	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	--	Spitzer	262,095	1,910	1,694	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	--	Stella & Chewy's	164,007	2,098	1,907	-	-
	10/22/2035	2860 Clark Street	Detroit	MI	13	Undisclosed	189,960	2,204	2,204	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	--	Clearwater Paper	673,425	2,786	2,487	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	--	O'Neal Industries	215,000	1,872	1,592	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	--	Watco	132,449	6,773	5,925	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	--	Golden State Enterprises	165,493	3,244	2,590	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	--	Kohl's	-	960	434	-	-
SINGLE TENANT INDUSTRIAL TOTAL							47,067,194	$190,335	$180,014	$109,939

36

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq. Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Multi-tenant / Vacancy (7)(11)
	Various	6050 Dana Way	Antioch	TN	3 (97%)	Multi-Tenant	674,528	2,406	2,342	-	-
	Vacancy	2415 US Hwy. 78 East	Moody	AL	8	(Available for Lease)	595,346	1,408	1,450	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	--	(Available for Lease)	196,946	-	-	-	-
	Vacancy	3301 Stagecoach Rd. NE	Thomson	GA	8	(Available for Lease)	208,000	336	616	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							1,674,820	$4,150	$4,408	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						97.9% Leased	48,742,014	$194,485	$184,422	$109,939

37

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq.Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	--	Oce - USA Holding	143,290	2,244	2,500	18,465	02/2020
2021	3/31/2021	1701 Market St.	Philadelphia	PA	--	Prime Communications	1,220	62	62	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	15	NJ Natural Gas	157,511	3,774	3,774	5,576	01/2021
		2050 Roanoke Rd.	Westlake	TX	--	Charles Schwab	130,199	2,068	2,200	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	--	Global Payments	62,218	848	848	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	--	Butler America Aerospace	4,979	85	85	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	--	United States of America	159,644	3,128	3,220	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	--	CoxCom	28,591	544	544	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	17	New Cingular Wireless	70,100	1,165	1,148	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	--	CBC Restaurant	8,070	243	243	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	--	Xerox	202,000	6,642	7,070	26,301	12/2023
2024	1/31/2024	1701 Market St.	Philadelphia	PA	--	Morgan Lewis	289,432	4,226	4,576	-	-
	2/14/2024	1362 Celebration Blvd.	Florence	SC	--	Change Healthcare	32,000	573	588	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,083	2,014	1,953	-	-
		3480 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,218	2,087	1,954	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Triumph Group	111,409	1,617	1,777	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Infotech Enterprise	13,590	210	216	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	--	TruMark Financial	2,641	259	259	-	-
	6/30/2025	3711 San Gabriel	Mission	TX	--	T-Mobile West	75,016	999	1,022	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	--	Drybar	1,975	145	110	-	-
	5/31/2027	2401 Cherahala Blvd.	Knoxville	TN	--	CaremarkPCS	59,748	866	800	-	-
	8/31/2027	133 First Park Dr.	Oakland	ME	--	T-Mobile USA	78,610	945	1,542	-	-
2029	9/30/2029	9200 South Park Center Loop	Orlando	FL	--	CardWorks	59,927	881	255	-	-
2030	6/30/2030	9601 Renner Blvd.	Lenexa	KS	8	Quest Diagnostics	77,484	1,121	1,289	-	-
2031	4/30/2031	9201 Stateline Rd.	Kansas City	MO	8	Burns & McDonnell Engineering	155,925	1,947	1,841	-	-
	11/30/2031	4 Apollo Drive	Whippany	NJ	--	CAE	123,734	2,140	1,953	11,572	11/2021

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq.Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	--	Versum	95,133	1,479	1,300	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	--	Dow	664,100	14,850	12,662	183,077	10/2036
N/A	N/A	1701 Market St.	Philadelphia	PA	--	Parking Operations	-	1,429	1,429	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	--	(Available for Lease)	699	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	--	(Available for Lease)	31,830	-	-	-	-
SINGLE TENANT OFFICE TOTAL							3,179,376	$58,591	$57,220	$244,991
Multi-tenant / Vacancy (7)(11)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	--	(Available for Lease)	320,198	-	-	32,112	N/A
	Vacancy	820 Gears Rd.	Houston	TX	8	(Available for Lease)	78,895	99	99	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	3 (73%)	Multi-Tenant	138,940	1,017	1,162	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	3,8 (23%)	Multi-Tenant	50,246	516	506	6,830	02/2021
MULTI-TENANT/VACANCY OFFICE TOTAL							588,279	$1,632	$1,767	$38,942
OFFICE SUBTOTAL/WEIGHTED AVERAGE						86.5% Leased	3,767,655	$60,223	$58,987	$283,933

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq.Ft. Leased or Available (1)	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Specialty
2048	12/31/2048	30 Light St.	Baltimore	MD	--	30 Charm City	-	299	299	$-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	--	Littlestone Brotherhood	31,180	1,908	1,366	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	--	HCRE 201NCharles	-	309	309	-	-
SINGLE TENANT OTHER TOTAL							31,180	$2,516	$1,974	$-

Multi-tenant / Vacancy (7)(11)
	Various	King St./1042 Fort St. Mall	Honolulu	HI	3 (43%)	Multi-Tenant	77,459	535	535	-	-

MULTI-TENANT/VACANCY OTHER TOTAL							77,459	$535	$535	$-

OTHER SUBTOTAL/WEIGHTED AVERAGE						59.4% Leased	108,639	$3,051	$2,509	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						85.8% Leased	3,876,294	$63,274	$61,496	$283,933

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.0% Leased	52,618,308	$257,759	$245,918	$393,872

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity (10)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	6	Career Education Corporation	317,198	20%	4,598	4,666	277,580	09/2021
2023	3/31/2023	8900 Freeport Pkwy.	Irving	TX	6	Nissan	268,445	20%	4,906	4,543	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	6, 9	TXU	247,254	20%	3,803	3,201	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	6	Experian Holdings	292,700	20%	3,240	3,073	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	6	Georgia Power	111,911	20%	1,628	1,413	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	6	Motel 6	138,443	20%	2,534	2,327	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	6	Syneos	97,000	20%	1,344	1,193	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	4	Richmond Belly Ventures	2,568	20%	81	81	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	6	Amazon.com	68,693	20%	1,237	1,159	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	4	Sumitomo	8,503	20%	203	146	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	6	Boehringer Ingelheim USA	98,849	20%	2,116	1,961	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	6	MS Consultants	42,290	20%	684	636	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	6	TMG Health	150,000	20%	2,330	2,167	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	6	Nevada Power	282,000	20%	3,474	3,089	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	6,995	7,034	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	4	The Riverstone Group	25,707	20%	770	658	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	6	United States of America	68,985	20%	1,201	1,425	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	4	Towne Bank	26,047	20%	844	711	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	--	AvidXchange	201,450	20%	6,025	5,335	46,900	12/2022; 01/2033
	9/30/2032	10001 Richmond Ave.	Houston	TX	6	Schlumberger	554,385	20%	6,195	5,798	-	-
2035	4/30/2035	143 Diamond Ave.	Parachute	CO	6	Alenco	49,024	20%	1,107	1,178	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	4	The City of Richmond, Virginia	-	20%	356	419	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	6	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	4	(Available for Lease)	42,947	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.4% Leased	3,328,846		$55,671	$52,213	$381,980

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant, Guarantor, or Parent	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 12/31/2019 ($000) (2)	Cash Base Rent as of 12/31/2019 ($000) (2)	12/31/2019 Debt Balance ($000)	Debt Maturity (10)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	--	British Schools	274,000	25%	6,613	6,613	52,089	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$6,613	$6,613	$52,089

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.5% Leased	3,602,846		$62,284	$58,826	$434,069

Footnotes

1	Square footage leased or available.
2	Twelve months ended 12/31/2019 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Percent represents % leased as of 12/31/2019.
4	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
5	Lexington has a 71.1% interest in this property.
6	All debt is cross-collateralized and cross-defaulted.
7	Multi-tenant properties are properties less than 50% leased to a single tenant.
8	Base Rent and Cash Base Rent amounts represent/include prior tenant.
9	Lease extended to 02/2035 upon completion of adjacent parking garage.
10	Interest rates range from 0.25% to 5.3% at 12/31/2019.
11	The multi-tenanted / vacant properties incurred approximately $3.7 million in operating expenses, net for the twelve months ended 12/31/2019.
12	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (manroland Goss Web Systems America, LLC) lease expires 3/30/2026.
13	Lease restricts certain disclosures.
14	Property includes four warehouses (252,351 square feet each) and one other property (25,066 square feet).
15	Subsequent to 12/31/2019, lease extended to 6/30/2037.
16	Subsequent to 12/31/2019, the tenant dissolved and surrendered the premises. Subleases will be assumed and/or direct leases will be entered into with the subtenants.
17	Subsequent to 12/31/2019, the tenant amended the lease and terminated 46,350 square feet effective 11/7/2020 and extended the remaining 23,750 square feet to 11/6/2023.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	12/31/2019
Adjusted Company FFO Payout Ratio	51.6%

Unencumbered Assets	$3.3 billion

Unencumbered NOI	84.1%

(Debt + Preferred) / Gross Assets	34.5%

Debt/Gross Assets	32.1%

Secured Debt / Gross Assets	9.6%

Net Debt / Adjusted EBITDA	4.9	x

(Net Debt + Preferred) / Adjusted EBITDA	5.3	x

Credit Facilities Availability (2)	$600.0 million

Unsecured Debt / Unencumbered NOI	4.6	x

Footnotes
(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	12/31/2019
Bank Loans:

Maximum Leverage	<60%	36.2%
Fixed Charge Coverage	>1.5x	2.8	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<40%	13.3%
Unsecured Debt Service Coverage	>2.0x	5.8	x
Unencumbered Leverage	<60%	26.3%

Bonds:

Debt to Total Assets	<60%	32.8%
Secured Debt to Total Assets	<40%	9.8%
Debt Service Coverage	>1.5x	4.0	x
Unencumbered Assets to Unsecured Debt	>150%	372.4%

Footnotes
(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loan and senior notes, as of December 31, 2019 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

12/31/2019

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Chester, SC		$5,763	5.380%	08/2025	$1,144	$362
Long Island City, NY		36,449	3.500%	03/2028	4,879	-
Goodyear, AZ		41,877	4.290%	08/2031	1,797	33,399
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (c)		$109,939	4.342%	10.4	$9,211	$55,798

OFFICE
Overland Park, KS	(e)	$32,112	5.891%	N/A	$-	$32,112
Boca Raton, FL	(j)	18,465	6.470%	02/2020	293	18,414
Wall, NJ		5,576	6.250%	01/2021	4,004	-
Charleston, SC	(e)	6,830	5.850%	02/2021	520	6,632
Whippany, NJ		11,572	6.298%	11/2021	1,344	10,400
Palo Alto, CA		26,301	3.970%	12/2023	7,059	-
Lake Jackson, TX		183,077	4.040%	10/2036	12,656	11,305
Office Subtotal/Wtg. Avg./Years Remaining (c)		$283,933	4.580%	11.3	$25,876	$78,863

Subtotal/Wtg. Avg./Years Remaining (c)		$393,872	4.513%	11.1	$35,087	$134,661

CORPORATE (f)
Revolving Credit Facility	(g)	$-	-	02/2023	$-	$-
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Term Loan	(h)	300,000	2.732%	01/2025	8,310	300,000
Trust Preferred Notes	(i)	129,120	3.636%	04/2037	4,760	129,120
Subtotal/Wtg. Avg./Years Remaining (c)		$929,120	3.715%	6.1	$34,695	$929,120
Total/Wtg. Avg./Years Remaining (c)	(d)	$1,322,992	3.953%	7.6	$69,782	$1,063,781

Footnotes
(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Total shown may differ from detailed amounts due to rounding.
(d)	See reconciliations of non-GAAP measures in this document.
(e)	Loan is in default.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.775% to 1.45%
(h)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.732% through January 2025 via interest rate swap agreements.
(i)	Rate is three month LIBOR plus 170 bps.
(j)	Loan in default subsequent to 12/31/19.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

12/31/2019

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments (1)	Corporate Debt
2020	$20,573	$50,526	$-
2021	19,565	17,032	-
2022	18,564	-	-
2023	20,136	-	250,000
2024	13,856	-	250,000
	$92,694	$67,558	$500,000

Footnotes

(1)	Includes mortgage balloons in default
(2)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

12/31/2019

($000)

Balance Sheet
Other assets	$11,708

The components of other assets are:

Deposits	$1,748
Equipment	468
Prepaids	1,081
Other receivables	724
Deferred lease incentives	7,687

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$29,925

Accounts payable and accrued expenses	$18,184
CIP accruals and other	4,465
Taxes	341
Deferred lease costs	2,457
Deposits	1,631
Escrows	806
Transaction costs	113
Derivative liability	1,928

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements, and lease termination income and to include ancillary income. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Twelve months ended December 31, 2019
Rent Reconciliation:

Rental revenue as reported	$320,622

Base Rent from sold properties	(31,824)
Lease termination income	(2,226)
Ancillary revenue	1,429
Reimbursements	(30,242)

Base Rent per supplement	$257,759

Adjustments: (1)
Straight-line adjustments	$(12,101)
Lease incentives	916
Amortization of above/below market leases	(656)

Cash Base Rent per supplement	$245,918

Consolidated debt reconciliation December 31, 2019:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance
Mortgages and notes payable (2)	$390,272	$3,600	$-	$393,872
Term loans payable (3)	297,439	2,561	-	300,000
Senior notes payable(3)	496,870	2,167	963	500,000
Trust preferred securities (3)	127,396	1,724	-	129,120
Consolidated debt	$1,311,977	$10,052	$963	$1,322,992

Footnotes
(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Twelve months ended December 31,
	2019	2018
Net income	$285,293	$230,906

Interest and amortization expense	65,095	79,880
Provision for income taxes	1,379	1,728
Depreciation and amortization	147,594	168,191
General and administrative	30,785	31,662
Transaction costs	202	260
Non-operating/advisory income	(6,180)	(3,491)
Gains on sales of properties	(250,889)	(252,913)
Impairment charges	5,329	95,813
Debt satisfaction charges, net	4,517	2,596
Equity in (earnings) of non-consolidated entities	(2,890)	(1,708)
Lease termination income	(2,226)	(2,755)
Straight-line adjustments	(14,502)	(20,968)
Lease incentives	1,191	1,686
Amortization of above/below market leases	(443)	(10,132)

Net Operating Income - ("NOI")	264,255	320,755

Less NOI:
Acquisitions and dispositions	(57,320)	(103,640)
Properties in default	964	(5,685)

Same-Store NOI	$207,899	$211,430

NOI for NAV:

Twelve months ended
December 31, 2019
NOI per above	$264,255
Less NOI:
Disposed of properties	(25,790)
Assets acquired in 2019	(13,426)
Assets less than 70% leased / Other	649
NOI for NAV	$225,688

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

Year-end December 31, 2019
Net income attributable to
Lexington Realty Trust shareholders	$279,910
Interest and amortization expense	65,095
Provision for income taxes	1,379
Depreciation and amortization	147,594
Straight-line adjustments	(14,502)
Lease incentives	1,191
Amortization of above/below market leases	(443)
Gains on sales of properties	(250,889)
Impairment charges	5,329
Debt satisfaction charges, net	4,517
Non-cash charges, net	6,410

Pro-rata share adjustments:
Non-consolidated entities adjustment	9,390
Noncontrolling interests adjustment	4,349

Adjusted EBITDA	$259,330

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Twelve months ended December 31, 2019		(Debt + Preferred) / Gross Assets:	Twelve months ended December 31, 2019
Common share dividends per share	$0.4125		Consolidated debt	$1,311,977
Adjusted Company FFO per diluted share	0.80		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	51.6%		Debt and preferred	$1,408,747

Unencumbered Assets:			Total assets	$3,180,260
Real estate, at cost	$3,743,643		Plus depreciation and amortization:
less encumbered real estate, at cost	(470,231)		Real estate	887,629
Unencumbered assets	$3,273,412		Deferred lease costs	14,902

Unencumbered NOI:			Gross assets	$4,082,791
NOI	$264,255
Disposed of properties NOI	(25,790)		(Debt + Preferred) / Gross Assets	34.5%
Adjusted NOI	238,465
less encumbered adjusted NOI	(38,029)		Debt / Gross Assets:
Unencumbered adjusted NOI	$200,436		Consolidated debt	$1,311,977
Unencumbered NOI %	84.1%
			Gross assets	$4,082,791
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$259,330		Debt / Gross assets	32.1%

Consolidated debt	$1,311,977		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(122,666)		Mortgages and notes payable	$390,272
Non-consolidated debt, net	87,703
Net debt	$1,277,014		Gross assets	$4,082,791

Net debt / Adjusted EBITDA	4.9	x	Secured Debt / Gross Assets	9.6%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$259,330		Consolidated debt	$1,311,977
			less mortgages and notes payable	(390,272)
Net debt	$1,277,014		Unsecured Debt	$921,705
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,373,784		Unencumbered adjusted NOI (Annual)	$200,436

(Net Debt + Preferred) / Adjusted EBITDA	5.3	x	Unsecured Debt / Unencumbered NOI	4.6	x

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Evercore Partners		Ladenburg Thalmann & Co., Inc.
Sheila K. McGrath	(212) 497-0882	John Massocca	(212) 409-2543

J.P. Morgan Chase		Stifel Nicolaus
Anthony Paolone	(212) 622-6682	John W. Guinee	(443) 224-1307

Jeffries & Company, Inc.		Wells Fargo Securities, LLC
Jon Peterson	(212) 284-1705	Todd J. Stender	(562) 637-1371

LEXINGTON REALTY TRUST

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